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                                                                    Exhibit 21.1

                                                                  AS OF 11/20/96

                             U.S. INDUSTRIES, INC.

SUBSIDIARIES

Architectural Area Lighting Inc.

Arrow Consolidated Corporation

Artesanias Baja S.A. de C.V.

Asteria Company

BB Investments

Bearing Inspection Holdings Inc.

Bearing Inspection, Inc.

BiltBest of California, Inc.

BiltBest Products, Inc.

Bruckner Manufacturing Corp.

Carisbrook Industries Inc.

Columbia Lighting, Inc.

C-P-M Lighting, Inc.

Durango Boot Company

EJ Footwear Corp.

The Ertl Company Inc.

Ertl de Mexico S.A. de C.V.

Ertl Italia S.r.L.

Ertl (Europe) Limited

Ertl (Hong Kong) Limited

Garden State Tanning de Mexico, S.A. De C.V.

Garden State Tanning Inc.

Garden State Tanning (Michigan) Inc.

Georgia Boot Inc.

Haugh's Products Inc.

HM Lehigh Safety Shoe Co., Inc.

Huron Inc.

Irondale Holdings, Inc.

Irondale Manufacturing Company, Inc.

Jacuzzi do Brazil Industria e Commercio Ltda.

Jacuzzi Inc.

Jacuzzi Investments Ltd.

Jacuzzi Singapore Pte Ltd

Jacuzzi Spain S.R.L.

Jacuzzi Sweden, AB

Jacuzzi Universal S.A.

Jacuzzi Whirlpool Bath, Inc.

Jacuzzi Whirlpool GmbH

Jacuzzi (Chile) S.A.

Jacuzzi (Europe) S.p.A.

Jacuzzi (Ireland) Ltd.

Jacuzzi (U.K.) Limited

Jade Holdings Pte Ltd

Jade Technologies Singapore Pte. Ltd.

JUSI Holdings, Inc.
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JWSP Holdings Inc.

Keller Ladders, Inc.

Keystone Lighting Corporation

Kim Lighting Inc.

Lehigh Safety Shoe Co.

Leon Plastics Inc.

Lighting Corporation of America

Lighting Corporation of the Americas

Lokelani Development Corporation

Maili Kai Land Development Corporation

Native Textiles Inc.

Northlake Boot Company Inc.

Odyssey Sports, Inc.

O. Ames Co.

PH Property Development Company

Prescolite Lite Controls, Inc.

Progress Lighting Inc.

QPF, Inc.

Rexair Holdings Inc.

Rexair, Inc.

SCM Metal Products Inc.

SF Springs Properties, Inc.

Spaulding Lighting, Inc.

Tommy Armour Golf Company

Tommy Armour Golf (Scotland) Ltd.

Trimfoot Co.

USI American Holdings, Inc.

USI Asia-Pacific Pte Ltd

USI Canada Inc.

USI Capital, Inc.

USI Export Inc.

USI Funding, Inc.

USI Overseas Holdings Limited

USI Properties, Inc.

USI Realty Corp.

Val Industria e Commercio

Wokingham Insurance Ltd.